Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports (i) dated March 29, 2012, on the accompanying balance sheets at December 31, 2011 and 2010 and the related statements of operations, changes in partners’ equity and cash flows for the year ended December 31, 2011 and the period from March 10, 2010 (commencement of operations) through December 31, 2010 for SQN Alternative Investment Fund III L.P., (ii) dated May 16, 2012 on the accompanying consolidated balance sheet at December 31, 2011 for SQN AIF III GP, LLC and Subsidiary and (iii) dated February 22, 2011 on the accompanying balance sheet at December 31, 2010 for SQN AIF III GP, LLC, as contained in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 and related Prospectus. We consent to the use of the aforementioned reports in this Post-Effective Amendment No. 2 to the Registration Statement and Prospectus and to the use of our name as it appears under the caption “Experts.”

/s/ Holtz Rubenstein Reminick, LLP

New York, New York

June 4, 2012